UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2014

Steelcase Inc.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 44th Street SE, Grand Rapids, Michigan	49508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (616) 247-2710

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The Company reported its first quarter fiscal year 2015 results today and is furnishing the earnings release as Exhibit 99.1 attached hereto. Members of the public are invited to listen to the Company's webcast conference call on June 26, 2014, at 11:00 a.m. Eastern time through the link at ir.steelcase.com. Presentation slides are available at ir.steelcase.com. A replay of the webcast, including presentation slides, can also be accessed through the Company's website.

The earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the Company's earnings release are:

  Organic revenue growth (decline), which represents the change in revenue excluding currency translation effects and the impacts of acquisitions and divestitures;
  Adjusted operating income (loss), which represents operating income (loss), excluding restructuring costs (benefits) and goodwill and intangible asset impairment charges; and
  Adjusted earnings (loss) per share, which represents earnings (loss) per share, excluding restructuring costs (benefits) and goodwill and intangible asset impairment charges, net of tax.

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

The information furnished pursuant to this Item 2.02 and Item 7.01 to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 2.05. Costs Associated with Exit or Disposal Activities.

The Company announced today additional actions intended to safeguard its global competitiveness through changes in its EMEA manufacturing footprint. The Company has initiated procedures with the applicable works councils regarding a project to exit a manufacturing facility in France and transfer its activities to other existing facilities in the EMEA region. This project may involve the transfer of the operations of the facility to a third party or result in a closure. The Company expects to incur approximately $30 to $50 million of net cash costs, including costs associated with manufacturing inefficiencies, consolidation and production moves. The remaining costs may include payments to a third party or costs related to workforce reductions. The Company is unable to estimate a range for each of the categories of these costs at this time, as they will depend on whether the Company transfers the facility to a third party and the terms of such transfer, as well as the outcome of the works council procedures. The Company currently anticipates the majority of the costs relating to this project will be incurred in fiscal year 2015, but such timing will depend on the pace of discussions with the works councils and potential third party transferees of the facility. The Company anticipates annualized savings from these changes will be approximately $10 million when fully implemented.

The Company is also updating its estimate of the costs expected to be incurred in connection with its previously announced project to close its manufacturing facility in Durlangen, Germany and establish a new manufacturing location in Stribro, Czech Republic. The Company completed negotiations with the works councils related to these actions and now anticipates total cash restructuring costs for the project to approximate $26 million, with approximately $19 million relating to workforce reductions and approximately $7 million relating to manufacturing consolidation and production moves, and the Company expects to incur $15 million of such costs in the remaining three quarters of fiscal year 2015 and another $10 million in fiscal year 2016. The Company now anticipates a total of approximately $15 to $20 million of costs associated with labor inefficiencies as a result of the manufacturing consolidation and production moves, with approximately $7 million of such costs expected in the remaining three quarters of fiscal year 2015 and approximately $2 to $6 million expected during fiscal year 2016. The Company now expects total capital investments associated with this project to be approximately $35 million, with approximately $24 million remaining to be spent in fiscal year 2015. The Company continues to expect annualized savings from these actions will be approximately $10 million when fully implemented by the third quarter of fiscal year 2016.

The economic environment in Western Europe remains challenging, impacting the demand for the Company's products in the EMEA segment. The actions being announced today, in addition to previously announced actions, are part of the Company's on-going multi-year EMEA strategy to improve revenue and the fitness of its business model. The Company anticipates the EMEA segment will continue to report adjusted operating losses until the benefits of the multi-year EMEA strategy are more fully realized and the overall economic environment in Western Europe improves.

From time to time, in written and oral statements, the Company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the Company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; the Company's restructuring activities; changes in raw materials and commodity costs; currency fluctuations; changes in customer demand; and the other risks and contingencies detailed in this Report, the Company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 7.01. Regulation FD Disclosure.

The Company has updated its investor presentation and will make it available on the Company's website at ir.steelcase.com. The Company uses this presentation from time to time when Company executives interact with investors and analysts to discuss our business strategies and long-term goals.

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS.

Exhibit Number	Description
99.1	Earnings Release - First Quarter Ended May 30, 2014

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steelcase Inc. (Registrant)
June 26, 2014 (Date)	/s/ MARK T. MOSSING Mark T. Mossing Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Earnings Release - First Quarter Ended May 30, 2014